Exhibit 10.10.3
AMENDMENT ONE
TO
THE COCA-COLA COMPANY DEFERRED COMPENSATION PLAN

WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Company Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the “Plan”); and
WHEREAS, The Coca-Cola Company Deferred Compensation Plan Management Committee (the “Committee”) may amend the Plan at any time; and
WHEREAS, the Committee wishes to amend the Plan to comply with new Securities and Exchange Commission clawback requirements to recover incentive-based compensation erroneously awarded and any other similar requirement.
NOW, THEREFORE, a new Section 8.9 is added to the Plan, effective October 2, 2023, to read as follows:
“8.9 Clawback.
The benefits hereunder will be subject to forfeiture due to the application of any recoupment or clawback policy that the Company may adopt from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or claw back any compensation earned, granted, or vested that is used in calculating a benefit under the Plan.”

IN WITNESS WHEREOF, the Committee has caused this Amendment to be signed by its duly authorized member as of this 30th day of November 2023.

                    THE COCA-COLA COMPANY
DEFERRED COMPENSATION PLAN
MANAGEMENT COMMITTEE

                    /s/ Lisa Chang
                    Lisa Chang